Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Viemed Healthcare, Inc. 2024 Long Term Incentive Plan of our reports dated March 4, 2026, with respect to the consolidated financial statements of Viemed Healthcare, Inc. and the effectiveness of internal control over financial reporting of Viemed Healthcare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
August 5, 2026